Exhibit 3.2

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

BD INVESTMENT HOLDINGS INC.

BD Investment Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That by an action by unanimous written consent without a Board of Directors’ meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, dated December 20, 2005, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, upon approval of the stockholders of the Corporation, Section 1 of Article IV of the Corporation’s Certificate of Incorporation be amended to read in its entirety as follows:

“Section 1. The Corporation shall be authorized to issue 20,000,000 shares of capital stock, of which 20,000,000 shares shall be shares of Common Stock, $0.01 par value (“Common Stock”).”

SECOND: That in lieu of a meeting and vote of stockholders, by an action by unanimous written consent without a stockholder’s meeting, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, dated December 20, 2005, said amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

THIRD: That Section 1 of Article IV of the Corporation’s Certificate of Incorporation be, and it hereby is, amended to read in its entirety as follows:

“Section 1. The Corporation shall be authorized to issue 20,000,000 shares of capital stock, of which 20,000,000 shares shall be shares of Common Stock, $0.01 par value (“Common Stock”).”

FOURTH: That the amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said BD Investment Holdings Inc. has caused this certificate to be signed by its President, and attested by its Secretary, this 20th day of December, 2005.

		By:	/s/ Allen R. Thorpe
			Name:	Allen R. Thorpe
			Title:	President

ATTEST:

By:	/s/ Jeffrey Goldstein
Name: Jeffrey Goldstein
Title: Secretary